UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 21, 2025

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by the Company on a current report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2025, Kevin J. Harrill resigned as the Senior Vice President, Chief Financial Officer and Treasurer of Centrus Energy Corp. (the “Company”) effective August 10, 2025. Mr. Harrill has agreed to continue his employment with the Company until August 29, 2025 in order to facilitate a smooth transition of duties to his successor. During this transition period, Mr. Harrill will continue to receive his current compensation. In connection with his resignation and continued employment, the Company and Mr. Harrill entered into a Waiver and Release Agreement, effective on August 21, 2025, pursuant to which the Company agreed to pay Mr. Harrill a cash payment of $608,344, a pro rata portion of his 2025 cash incentive award, which will be in a minimum amount of $159,120 (subject to an increase, if any, based on actual Company performance for 2025), and health insurance premiums for one year in exchange for a general waiver and release of all claims. The Company agreed to accelerate an aggregate of 5,722 outstanding unvested performance based restricted stock units held by Mr. Harrill so long as Mr. Harrill remains employed by the Company through August 29, 2025 and performs satisfactory service as an advisor to the Company during the transition period.

The foregoing description of the Waiver and Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver and Release, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

On August 22, 2025, Stephanie O’Sullivan tendered her written resignation, effective August 22, 2025, from her position as a member of the Board of Directors of the Company (the “Board”). Ms. O’Sullivan’s departure from the Board is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	August 22, 2025	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer,
and Treasurer